SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-EDGEWATER TECHNOLOGY

                    GABELLI SECURITIES, INC.
                                 6/26/03              900             4.6444
                    GAMCO INVESTORS, INC.
                                 7/21/03            4,000             4.8492
                                 7/03/03            5,000             4.7988
                                 7/03/03            1,000             4.7819
                                 6/03/03            1,200             4.6700
                                 6/02/03            6,300             4.6338
                                 5/23/03           18,000             4.6000
                     GABELLI FUNDS, LLC.
                         GABELLI SMALL CAP GROWTH FUND
                                 7/10/03            2,400             4.7800
                                 7/09/03              800             4.7800
                                 7/08/03            1,100             4.8000
                                 7/07/03            5,000             4.7700


          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NASDAQ NATIONAL MARKET.

          (2) PRICE EXCLUDES COMMISSION.